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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       December 23, 1998
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                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                    1-6300                 23-6216339
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(State or Other Jurisdiction          (Commission             (IRS Employer
    of Incorporation)                 File Number)          Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania        19102
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:       (215) 875-0700
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455 Pennsylvania Avenue, Suite 135, Fort Washington, Pennsylvania  19034
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

         In its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1997, the Registrant (sometimes referred to herein as "PREIT") reported that it had consummated a series of transactions on September 30, 1997 (collectively, the "Transactions"), including the acquisition of all of the non-voting common shares, constituting 95% of the equity, of The Rubin Organization, Inc., a Pennsylvania corporation ("TRO") (now known as PREIT-RUBIN, Inc.). Prior to the consummation of the Transactions, PREIT and PREIT Associates, L.P., a Delaware limited partnership ("PALP") of which PREIT is the sole general partner, had entered into a Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement") permitting PALP to acquire at a later date interests of certain persons associated or affiliated with TRO ("TRO Affiliates"), including Mr. Ronald Rubin, Mr. George Rubin and Mr. Edward Glickman, who now serve as executive officers or trustees of the Registrant, and other persons, several of whom are now employed by PREIT or PREIT-RUBIN, Inc., in entities owning certain parcels constituting the Northeast Tower Shopping Center (the "Northeast Property").

         First Amendment to Contribution Agreement

         Initial Closing. On December 23, 1998 (the "Closing Date"), PREIT, PALP and the TRO Affiliates entered into the First Amendment to Contribution Agreement (the "First Amendment") pursuant to which, on the Closing Date, (i) PALP and an affiliate acquired from the TRO Affiliates the general partner interests and approximately 89% of the limited partner interests in a limited partnership ("Roosevelt II") that owns certain parcels at the Northeast Property (collectively, the "Roosevelt II Parcel"), and (ii) an affiliate of PALP acquired Roosevelt II's right to purchase another parcel of the Northeast Property (the "Bradlees Parcel") from State Street Bank and Trust Company as Owner Trustee ("State Street") as the result of the assignment of Roosevelt II's rights under a purchase agreement with State Street. PREIT is not aware of any material relationship between State Street and (i) PREIT or any of its affiliates or (ii) any officer or trustee of PREIT or (iii) any associate of the officers or trustees of PREIT. PALP is obligated to acquire the remaining limited partner interests in Roosevelt II thirty-seven months following the Closing Date. On the Closing Date, an affiliate of PALP acquired the Bradlees Parcel.

         Subsequent Closing. The First Amendment provides that, subject to the satisfaction of certain conditions, on a subsequent date (the "Subsequent Closing") PALP and its affiliates will acquire from the TRO Affiliates all of the general partner interests and approximately 89% of the limited partner interests in another limited partnership ("Roosevelt") which holds a leasehold interest in another parcel of the Northeast Property, which parcel is subleased to Home Depot, Inc. (the "Home Depot Parcel"). Roosevelt's leasehold interest in the Home Depot Parcel continues only as long as the structured financing arrangement between MetLife and Home Depot with respect to such parcel remains outstanding. PALP is obligated to acquire the remaining limited partner interests in Roosevelt thirty-seven months following the Subsequent Closing.
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         Consideration for Interests in Roosevelt II. The aggregate consideration paid by PALP and its affiliates in respect of the interests in Roosevelt II acquired on the Closing Date ("Roosevelt II Interests") was approximately $21.3 million, consisting of (i) assumed debt and liabilities of approximately $18.0 million, (ii) the payment by PALP of approximately $37,000 in cash, and (iii) the issuance by PALP of 139,454 units of Class A limited partner interests in PALP ("Units").

         The First Amendment provides for additional consideration for the Roosevelt II Interests in the form of Units (primarily) and cash to be paid by PALP on various dates after the Closing Date, the majority of such additional amounts to be based upon the appraised value of certain space that remains unleased and unoccupied as of December 31, 1999, the agreed-upon value of certain space that becomes leased and occupied by tenants after the Closing Date and prior to December 31, 1999 and the net proceeds received by PALP for certain property sold by PALP prior to December 31, 1999.

         The First Amendment provides that the TRO Affiliates may be entitled to additional consideration in the form of Units (primarily) and cash following the Closing Date in respect of the Bradlees Parcel depending upon whether certain space within this parcel is leased by December 31, 1999 and on whether certain other space within this parcel is occupied and leased by December 31, 1999 and rent is being paid thereon.

         The First Amendment provides that additional consideration will be paid when the retained interests in Roosevelt II are subsequently conveyed (see "Consideration for Retained Interests" below).

         The consideration paid on the Closing Date for the Roosevelt II Interests was based upon negotiations between the parties and a valuation of the cash flow of the Roosevelt II Parcel.

         Purchase Price for Acquisition of Bradlees Parcel. The aggregate purchase price paid by PALP (and its affiliates) on the Closing Date for the Bradlees Parcel was approximately $3.7 million in cash. The purchase price, determined through arms-length negotiations with State Street, was financed through a borrowing made under PREIT's existing line of credit.

         Consideration for Interests in Roosevelt. The aggregate consideration to be paid by PALP (and its affiliates) to the TRO Affiliates at the Subsequent Closing in exchange for the interests in Roosevelt to be acquired by PALP (and its affiliates) on such date is estimated to be approximately $1 million of Units (primarily) and cash. Additional consideration is payable when the retained interests in Roosevelt are subsequently conveyed (see below). The determination of the consideration payable for the interests in Roosevelt to be conveyed to PALP (and its affiliates) was based upon the present value of the leasehold interest held by Roosevelt.

         Consideration for Retained Interests. On or before thirty-seventh month following the Closing Date, PALP is required to make a payment in Units to Ronald Rubin and George F. Rubin in respect of their interests in Roosevelt II being retained by them on the Closing Date. On or before thirty-seventh month following the Subsequent Closing, PALP is required to make a payment in Units to Ronald Rubin and George F. Rubin in respect of their interests in Roosevelt being retained by them at the Subsequent Closing.

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         Location of the Northeast Property

         The Northeast Property is located at 4640 Roosevelt Boulevard, Philadelphia County, Pennsylvania.

         Description of the Northeast Property

         The Northeast Tower Shopping Center is a regional shopping center containing approximately 500,000 square feet of gross leasable area.

         The anchor tenants, comprising approximately 250,000 square feet, include Home Depot, Dicks, PetSmart and Staples. The balance of the shopping center currently includes the following tenants: MedMax, Old Navy, Hometown Buffet Restaurant, Mandees and Toy Works. The occupancy rate was approximately 75%, excluding the Bradlees Parcel, on December 11, 1998.

         The Bradlees Parcel includes a building pad of approximately 100,000 square feet, which the Registrant currently expects to develop as additional shopping center space.

         Prior to the Closing Date, PREIT-RUBIN, Inc. managed the Northeast Property as a retail shopping center. The Registrant currently intends to continue to operate the Northeast Property through PALP and its affiliates, including Roosevelt and Roosevelt II, as a retail shopping center under the management of PREIT-RUBIN, Inc.

         Taxes

         The property taxes for the 1999 fiscal year are expected to be approximately $425,000.

         Assumed Debt

         The Roosevelt II Parcel is subject to a mortgage in favor of PNC Bank, N.A. in the face amount of approximately $17,000,000 with an interest rate of 8.75%. The loan matures on April 1, 1999. The principal balance at the time of Closing was approximately $17,000,000.

         The Bradlees Parcel is subject to a mortgage in favor of Roosevelt II in the face amount of $3,000,000. This mortgage will be satisfied when certain mechanic's liens are satisfied.

         The Home Depot Parcel is subject to a mortgage in favor of MetLife in the face amount of $12,500,000. This loan matures in May 2005. Home Depot is responsible for all payments to MetLife under a structured financing arrangement.

         Competition

         The primary competition for the Northeast Property consists of a large retail complex within five miles of the site. Secondary competition consists of numerous smaller community shopping centers which share the Property's trade area.

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         Environmental

         PREIT commissioned a Phase I Environmental Site Assessment of the Northeast Property, which did not identify any recognized environmental conditions that are expected to have a material adverse impact on PREIT's results of operations or financial condition.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements

         The Registrant believes that it is impracticable to provide at this time the required financial information for the acquisition described in Item 2 of this report. The Registrant expects to file the required financial information by March 1, 1999, which is within 60 days after the date on which this report is filed.

         (b)  Pro Forma Financial Information

         The Registrant believes that it is impracticable to provide at this time the required pro forma financial information for the acquisition described in Item 2 of this report. The Registrant expects to file the required pro forma financial information by March 1, 1999, which is within 60 days after the date on which this report is filed.

         (c)  Exhibits

         2.1 Contribution Agreement dated as of July 30, 1997, among the Registrant, PALP, Roosevelt Blvd. Co., Inc., a Pennsylvania corporation ("RBC"), and Ronald Rubin, George Rubin, Gerald Broker, Leonard B. Shore, Joseph Coradino, Lewis M. Stone, Patricia Berns, Edward Glickman, Douglas Grayson and Judith Garfinkel (collectively with RBC, the "TRO Affiliates") (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1997).

         2.2 First Amendment to Contribution Agreement dated as of December 23, 1998, among the Registrant, PALP and the TRO Affiliates.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


Date:  January 7, 1999              By: /s/ Jonathan B. Weller
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                                        Jonathan B. Weller
                                        President and Chief Operating Officer

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                                  Exhibit Index

Number     Exhibit                                                 Page Number
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2.2        First Amendment to Contribution Agreement dated as of
           December 23, 1998, among the Registrant, PALP and the
           TRO Affiliates.